Exhibit 5

                               Opinion of Counsel

December 10, 1996

Promus Hotel Corporation
755 Crossover Lane
Memphis, Tennessee 38117

     Re: Form S-8 Registration Statement of Promus Hotel Corporation -- Bonus Replacement Options Plan

Ladies and Gentlemen:

     The undersigned Secretary and General Counsel of Promus Hotel Corporation, a Delaware corporation (the "Company"), gives this opinion in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 3,000,000 shares of the Company's common stock, $0.10 par value ("Common Stock") that may be offered and sold pursuant to the Promus Hotel Corporation Bonus Replacement Options Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     In the capacity described above, the undersigned has considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to my satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as I have deemed appropriate as a basis for the opinion hereinafter set forth.

     Based upon the foregoing, I am of the opinion that the shares of Common Stock covered by the Registration Statement, when delivered to Plan participants in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

     This opinion letter is provided to the Company for its benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by the Company and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without the prior written consent of the undersigned.

     The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and further consents to the use of the undersigned's name wherever appearing in the Registration Statement.

                                       Sincerely,


                                       /s/ Ralph B. Lake

                                       Ralph B. Lake
                                       Secretary and General Counsel